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                                                                     Exhibit 3.5


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             EMKAY ASSOCIATES, INC.

      EMKAY ASSOCIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

      First: That by unanimous written consent executed pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, as amended, resolutions were duly adopted by the Board of Directors of Emkay Associates, Inc. setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment advisable and directing that the proposed amendment be submitted to the sole stockholder of said corporation for consideration and adoption by unanimous written consent pursuant to Section 228 of the General Corporation law of the State of Delaware, as amended, said amendment being as follows:

      ARTICLE 1 of the Certificate of Incorporation be and it is hereby amended in its entirety so that it shall read as follows:

            1. The name of the corporation is Emkay Innovative Products, Inc.

      Second: That thereafter by unanimous written consent signed by the sole stockholder of said corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware, as amended, the sole stockholder of said corporation voted in favor of and adopted said amendment.
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      Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended.

      Fourth: That the capital of said corporation will not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, said Emkay Associates, Inc. has caused this certificate to be signed by Reg G. Garratt, its President, and John W. Hupp, its Secretary, this 20th day of May, 1997.

                                                  EMKAY ASSOCIATES, INC.


                                                  By: /s/ Reg G. Garratt
                                                      --------------------------
                                                  Reg G. Garratt, President

                                                  ATTEST:


                                                  /s/ John W. Hupp
                                                  ------------------------------
                                                  John W. Hupp, Secretary


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